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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): June 25, 1998
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                      Commodore Applied Technologies, Inc.
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             (Exact name of registrant as specified in its charter)




 Delaware                              1-11871                   11-3312952
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(State or other jurisdiction         (Commission              (I.R.S. Employer
 of incorporation)                   File Number)            Identification No.)


150 East 58th Street, Suite 3400
New York, New York                                                 10155
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (212) 308-5800
                                                     -------------


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          (Former Name or Former Address, if Changed Since Last Report)


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                           CURRENT REPORT ON FORM 8-K

                      COMMODORE APPLIED TECHNOLOGIES, INC.

                                  June 25, 1998


Item 5. Other Events.

         On June 25, 1998, Mr. Ed L. Romero resigned from the Board of Directors of Commodore Applied Technologies, Inc. (the "Company") in light of his confirmation by the United States Senate as United States Ambassador to Spain. On July 8 and 9, 1998, Messrs. Thomas E. Noel and Tom J. Fatjo, Jr., respectively, resigned from the Board of Directors of the Company and, on July 10, 1998, Mr. Michael D. Fullwood resigned as Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel of the Company and the Company's 87% owned subsidiary Commodore Separation Technologies, Inc. ("Separation"). Mr. Fullwood has indicated that he has resigned as an officer of the Company and Separation in order to accept an executive position with another corporation. Messrs. Noel and Fatjo have indicated that they have resigned from the Board of Directors of the Company in order to pursue certain business ventures which, in their opinion, may interfere with their future obligations as members of the Board of Directors of the Company. The Company is currently in the process of searching for a suitable replacement or replacements to fill the positions vacated by Mr. Fullwood, as well as the three vacancies on the Company's Board of Directors as a result of the resignations of Messrs. Romero, Noel and Fatjo.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                               COMMODORE APPLIED TECHNOLOGIES, INC.



Date:  July 10, 1998           By: /s/ Paul E. Hannesson
                                   ---------------------------------------------
                                       Paul E. Hannesson, Chairman of the Board,
                                       President and Chief Executive Officer